Exhibit 99.3 1018, Tower B 500 Yunjin Road Shanghai, 200232, China Tel: 86 (21) 5407 5836 Fax: 86 (21) 3209 8500 www.frost.com

October 31, 2019

EHang Holdings Limited

Building C, Yixiang Technology Park

No.72 Nanxiang Second Road

Huangpu District, Guangzhou

People’s Republic of China

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (the “Registration Statement”) filed by EHang Holdings Limited (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including but not limited to the industry research report titled “Independent Market Research on Urban Air Mobility Industry” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our research reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Summary,” “Industry” and “Business” sections; (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and (vi) in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

1018, Tower B 500 Yunjin Road Shanghai, 200232, China Tel: 86 (21) 5407 5836 Fax: 86 (21) 3209 8500 www.frost.com

Yours faithfully

For and on behalf of

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Yves Wang
Name: Yves Wang Title: Managing Director, China